UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

MEDOVEX CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia	30341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Arthur S. Marcus, Esq.
Sichenzia Ross Ference Kesner LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On November 10, 2016, Medovex Corp., a Nevada corporation (the “Company”) held its annual meeting of shareholders (the “Meeting”). A total of 8,181,325 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) The election of all of the ten (10) nominees for director were elected to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation or removal.

All ten (10) nominees for director were re-elected or elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Steve Gorlin	6,055,836	27,290	2,098,199
Major General C.A. “Lou” Hennies	6,040,948	42,178	2,098,199
James R. Andrews, M.D.	6,055,836	27,290	2,098,199
Scott M.W. Haufe, M.D.	6,041,124	42,002	2,098,199
Ron Lawson	6,055,836	27,290	2,098,199
Randal R. Betz, M.D.	6,056,012	27,114	2,098,199
John C. Thomas, Jr.	6,055,836	27,290	2,098,199
Jon Mogford, PH.D.	6,056,012	27,114	2,098,199
Larry Papasan	6,040,948	42,178	2,098,199
Jarrett Gorlin	6,054,962	28,164	2,098,199

(ii) The ratification of the retention of Frazier & Deeter LLC as the Company's independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

The retention of Frazier & Deeter LLC was ratified and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
8,137,305	19,254	24,766	-

(iii) In accordance with NASDAQ Marketplace Rule 5635(d), the potential issuance of the Company’s securities in one or more non-public offerings, where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the Company’s common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,810,485	236,585	36,056	2,098,199

(iv) In accordance with NASDAQ Marketplace Rule 5635(d), the potential issuance of the Company’s securities in one or more non-public offerings, where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company’s common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,906,522	174,424	2,180	2,098,199

(v) In accordance with NASDAQ Marketplace Rule 5635(b), the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 3 or Proposal 4.

The potential change of control was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,949,084	92,125	41,917	2,098,199

(vi) In accordance with NASDAQ Marketplace Rule 5635(c), the approval to allow officers, directors and employees of the Company to participate in the below market offerings approved pursuant to Proposal 3 or Proposal 4.

The approval of officers, directors and employees to participate in the below market offerings was approved as the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,936,206	143,840	3,080	2,098,199

(vii) In accordance with NASDAQ Marketplace Rule 5635(c), the approval of an amendment to the Company’s 2013 Stock Incentive Plan to increase the authorized number of shares of common stock that may be issued under the plan by 500,000 shares of common stock.

The amendment of the Company’s 2013 Stock Incentive Plan was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,979,485	102,641	1,000	2,098,199

Proposal 3 and Proposal 4 were both approved during the Meeting. As provided in the Company’s definitive proxy statement on Form DEF 14A filed with the Securities Exchange Commission on October 5, 2016, in the event that both Proposal 3 and Proposal 4 are approved by the stockholders of the Company, only Proposal 3 shall be deemed to have any effect.
As of the record date for the Meeting, 13,999,136 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 14, 2016

MEDOVEX, CORP.

By:	/s/ Jarrett Gorlin
Name: Jarrett Gorlin
Title: Chief Executive Officer